EXHIBIT 99.1

Press Release
Source: NanoViricides, Inc.

NanoViricides, Inc. Herpes Study Results Discussed on CBS News Report

WEST HAVEN, Conn.--(BUSINESS WIRE)--NanoViricides, Inc. (OTC BB: NNVC.OB) (the "Company"), reported today that the CBS affiliate TV station WBRZ interviewed Professor K. Gus Kousoulas, PhD, in which he explained the potential implications of the Company’s nanoviricides(TM) anti-Herpes drug candidates.

 “Over 90% of the people are infected with Herpes, whether they know it or not,” said Dr. Kousoulas, adding “it can manifest as cold sores or genital herpes. [These manifestations] can be very painful, especially for women.” He also commented that “Unlike true love, herpes is forever,” referring to the fact that the herpes virus goes dormant in the body between recurrent manifestations, and that there is at present no cure for herpes.

“A nanoviricide drug could be an important breakthrough,” he said, explaining, “the duration of a cold sore could be reduced drastically, from a month to just a few days [by applying a nanoviricide skin cream],” based on studies conducted in the laboratories at the Louisiana State University’s (LSU) Division of Biotechnology and Molecular Medicine (BIOMMED). In cell culture testing, his laboratory found that certain nanoviricides eliminated 99.99% of the virus from infected cells.

A video excerpt of the interview can be found at 2theadvocate.com | News | Possible progress in herpes treatment — Baton Rouge, LA. The video was also linked to the front page of The Drudge Report, DRUDGE REPORT 2009(R).

The LSU School of Veterinary Medicine has received a grant of $11.1M in July 2009, adding to a previous award of $9.9M in 2004, for the LSU Center of Biomedical Research Excellence (COBRE) from the National Institutes of Health (NIH). Konstantin G. Kousoulas, PhD, Professor of Veterinary Virology and Director of BIOMMED, is the administrator of the COBRE program at the LSU School of Veterinary Medicine. He is also the Mary Louise Martin Professor of Virology and the Director of LSU-Tulane Center for Experimental Infectious Disease Research.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for viral therapy. The Company's novel nanoviricide(TM) class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital herpes, viral diseases of the eye including EKC, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

Contact:

NanoViricides, Inc.
Amanda Schuon, 310-550-7200
info@nanoviricides.com